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                                                                          (j)(2)

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
ING Series Fund, Inc.

We consent to the use of our report dated July 27, 2007, incorporated herein by reference, on the financial statements of ING Small Company Fund, a series of ING Series Fund, Inc., and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                                  /s/ KPMG LLP

Boston, Massachusetts
June 2, 2008